Rocket Companies Announces Fourth Quarter and Full Year 2024 Results

•Generated Q4'24 total revenue, net of $1.8 billion and adjusted revenue of $1.2 billion. Adjusted revenue came in at the high end of our guidance range
•Reported Q4'24 GAAP net income of $649 million, or $0.23 GAAP diluted earnings per share and adjusted net income of $85 million, or $0.04 adjusted diluted earnings per share
•Reported full year 2024 total revenue, net of $5.1 billion and adjusted revenue of $4.9 billion, representing 34% and 30% growth, respectively, year-over-year
•Reported full year 2024 GAAP net income of $636 million, or $0.21 GAAP diluted earnings per share and adjusted net income of $456 million, or $0.23 adjusted diluted earnings per share
•Delivered full year adjusted EBITDA of $862 million

DETROIT, February 27, 2025 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate and personal finance businesses, today announced results for the fourth quarter and full year ended December 31, 2024.

“2024 was a foundational year for the next chapter of Rocket. We expanded our purchase market share, drove significant operating leverage, and continued building the future of homeownership. I am proud of our team's strong execution which delivered $4.9 billion in adjusted revenue, a 30% year-over-year increase - demonstrating the power of our AI-driven platform" said Varun Krishna, CEO and Director of Rocket Companies. "We have momentum heading into 2025 with the launch of our unified Rocket brand and Rocket.com platform. We're well-positioned to help even more Americans find their path to homeownership."

Fourth Quarter 2024 Financial Summary 1

($ in millions, except per share amounts)

	Q4-24	Q4-23	FY 24	FY 23
	(Unaudited)		(Unaudited)
Total revenue, net	$1,769	$694	$5,101	$3,799
Total expenses	$1,094	$937	$4,433	$4,202
GAAP net income (loss)	$649	$(233)	$636	$(390)

Adjusted revenue	$1,187	$885	$4,902	$3,770
Adjusted net income (loss)	$85	$(6)	$456	$(143)
Adjusted EBITDA	$177	$55	$862	$67

GAAP diluted earnings (loss) per share	$0.23	$(0.09)	$0.21	$(0.15)
Adjusted diluted earnings (loss) per share	$0.04	$0.00	$0.23	$(0.07)

($ in millions)

	Q4-24	Q4-23	FY 24	FY 23
Select Metrics	(Unaudited)		(Unaudited)
Closed loan origination volume	$27,789	$17,261	$101,152	$78,712
Gain on sale margin	2.98%	2.68%	2.95%	2.63%
Net rate lock volume	$23,578	$16,055	$100,825	$78,649

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

Fourth Quarter and Full Year 2024 Financial Highlights

During the fourth quarter of 2024:

•Generated total revenue, net of $1.8 billion and GAAP income of $649 million, or $0.23 earnings per diluted share. Generated total adjusted revenue of $1.2 billion and adjusted net income of $85 million, or adjusted earnings of $0.04 per diluted share.

•Rocket Mortgage generated $23.6 billion in net rate lock volume, a 47% increase compared to the same period of the prior year.

•Rocket Mortgage generated $27.8 billion in closed loan origination volume, a 61% increase compared to the same period of the prior year.

•Gain on sale margin was 2.98%, an increase of 30 bps compared to the same period of the prior year.

•Total liquidity was $8.2 billion, as of December 31, 2024, which includes $1.3 billion of cash on the balance sheet, $1.6 billion of corporate cash used to self-fund loan originations, $3.3 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.

During the full year of 2024:

•Generated total revenue, net of $5.1 billion and GAAP income of $636 million, or $0.21 earnings per diluted share. Generated total adjusted revenue of $4.9 billion and adjusted net income of $456 million, or adjusted earnings of $0.23 per diluted share.

•Rocket Mortgage generated $100.8 billion in net rate lock volume, a 28% increase compared to the prior year.

•Rocket Mortgage generated $101.2 billion in closed loan origination volume, a 29% increase compared to the prior year.

•Gain on sale margin was 2.95%, an increase of 32 bps compared to the prior year.

•Servicing portfolio unpaid principal balance, which includes acquired and subserviced loans, was $593 billion or 2.8 million loans serviced as of December 31, 2024, increasing 17 and 13, respectively, year-over-year. From January to December 2024, through bulk acquisitions and subservicing, we have added $77 billion in unpaid principal balance to our serviced portfolio. The portfolio generated $1.5 billion of recurring servicing fee income in 2024.

•Rocket Mortgage net client retention rate was 97% for the 12 months ended December 31, 2024. There is a strong correlation between this metric and client lifetime value. We believe our net client retention rate is unmatched among mortgage companies.

Company Highlights

•Purchase market share grew by 8% year-over-year in 2024, fueled by strategic optimizations across our processes, teams, marketing, and technology—strengthening our ability to serve more homebuyers and drive sustainable growth.

•Our home equity loan volume more than doubled year-over-year in 2024, reinforcing Rocket Mortgage as the largest originator of closed end second mortgages in the country. Our home equity loan product offers an attractive solution to tap into home equity without impacting the lower rate on a client's first lien mortgage.

•During the Super Bowl, we launched our full brand refresh, reflecting a modern and inclusive vision of homeownership. We also introduced "Own the Dream," a core creative idea designed for longevity and consistency across all Rocket messaging. This brand restage aims to position Rocket as one of the most culturally relevant brands in America, resonating with growth audiences reshaping the future of homeownership, including aging first-time homebuyers, female heads of households, and Hispanic communities.

•In February, we launched Rocket.com and our Rocket iOS and Android apps, offering a homeownership platform that seamlessly integrates home search, financing, and mortgage servicing into a single experience. At the heart of Rocket.com is our AI-powered chat assistant, which powers every page, making the experience interactive and engaging. Trained on extensive real estate and mortgage data, it provides instant insights, connects buyers with bankers and agents, and facilitates mortgage applications—all in one place.

•Rocket Logic, our proprietary AI-driven loan origination system, is transforming client interactions and underwriting efficiency, allowing retail bankers and operations teams to serve 54% more clients in Q4 year-over-year. In 2024, automation in mortgage qualification alone saved over 1 million hours of team member time, generating $40 million in efficiency gains.

•Navigator, our internal AI-powered workflow platform, is transforming team member productivity by providing the power of AI easily at their fingertips through a chat-based interface. Usage has doubled quarter over quarter, with one-third of team members now leveraging the system. Without writing a single line of code, teams have built more than 600 custom applications, driving greater efficiency and deeper client engagement.

•In February, we introduced RocketRentRewards, a program offering eligible renters a promotional credit of up to 10% of their annual rent. With nearly 44 million renters in the U.S. and an average rent of a 2-bedroom apartment at $1,800 per month, this program creates a meaningful savings opportunity, helping more renters take steps toward homeownership.

•Our One Plus+ and Welcome Home RateBreak programs helped us more than double the volume of affordability products year-over-year in 2024. Welcome Home RateBreak lowers interest rates for eligible homebuyers—by 2 percent in the first year and 1 percent in the second. In February, we expanded the program to offer a 1 percent rate reduction in year one to an even broader group, making homeownership more accessible.

•Rocket Money, our financial wellness app that helps consumers take control of their financial future, set an all-time record for monthly new premium member, or paying subscriber, growth in January and ranked as the #1 finance app in daily downloads on the Apple App Store in December. In Q4, Rocket Money grew to 4.1 million premium members, adding over 1 million year-over-year.
Rocket Corporate Responsibility: For-More-Than-Profit
•In December, The Rocket Giving Fund announced it raised $1.5 million through the 2024 Rocket Mortgage Classic, bringing the tournament’s total impact to nearly $10 million since 2019 in support of local Detroit nonprofits. A portion of the funds will fuel digital inclusion grants for Connect 313, Black Tech Saturdays, and Human I-T as part of the "Changing the Course" initiative to close Detroit’s digital divide. Following Rocket’s recent brand refresh, the tournament will debut a new, streamlined identity in 2025 as the Rocket Classic, marking its seventh year with a simplified name and logo.

•In 2024, the Rocket Companies Community Challenge set a new fundraising record of $1.6 million, empowering team members to nominate, advocate, and fundraise for causes they care about. Rocket team members nominated over 180 nonprofits, supporting initiatives in animal welfare, literacy, housing stability, and more. To date, the Community Challenge has raised over $11 million for nonprofits nationwide.

•In November, Rocket Community Fund, a partner company, teamed up with Detroit Mayor Mike Duggan and the United Community Housing Coalition (UCHC) to help nearly 100 families achieve homeownership through the Make It Happen program. Since 2017, the program has helped more than 1,600 families avoid eviction by purchasing tax-foreclosed properties and reselling them through 0% interest land contracts and affordable payment plans.

First Quarter 2025 Outlook2

In Q1 2025, we expect adjusted revenue between $1.175 billion to $1.325 billion.

2 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage digitally and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title and settlement services and appraisal management, complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ in millions)

	Q4-24	Q4-23	FY 24	FY 23
	(Unaudited)		(Unaudited)
Sold loan volume	$16,528	$10,360	$52,616	$43,598
Sold loan gain on sale margin	4.10%	4.04%	4.14%	3.86%
Total revenue, net	$1,486	$484	$3,893	$2,989
Adjusted revenue	$904	$675	$3,693	$2,960
Contribution margin	$376	$264	$1,550	$1,036

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships and our mortgage broker partnerships through Rocket Pro. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3
($ in millions)

	Q4-24	Q4-23	FY 24	FY 23
	(Unaudited)		(Unaudited)
Sold loan volume	$13,624	$8,460	$45,094	$34,893
Sold loan gain on sale margin	1.33%	1.16%	1.47%	1.05%
Total revenue, net	$135	$110	$670	$439
Adjusted revenue	$135	$110	$670	$439
Contribution margin	$77	$61	$430	$198

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-K for more information.

Balance Sheet and Liquidity

Total available cash was $2.9 billion as of December 31, 2024, which includes $1.3 billion of cash and cash equivalents, and $1.6 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $3.3 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $8.2 billion as of December 31, 2024.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	December 31, 2024	December 31, 2023
	(Unaudited)
Cash and cash equivalents	$1,273	$1,108
Mortgage servicing rights, at fair value	$7,633	$6,440
Funding facilities	$6,708	$3,367
Other financing facilities and debt	$4,132	$4,237
Total equity	$9,043	$8,302

Fourth Quarter and Full Year Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on February 27, 2025 to discuss its results for the quarter and full year ended December 31, 2024. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$286,569	$187,832	$1,682,697	$973,960
Fair value of originated MSRs	424,172	242,305	1,330,216	1,092,332
Gain on sale of loans, net	710,741	430,137	3,012,913	2,066,292
Loan servicing income
Servicing fee income	387,954	347,743	1,462,173	1,401,780
Change in fair value of MSRs	356,063	(357,845)	(578,681)	(700,982)
Loan servicing income (loss), net	744,017	(10,102)	883,492	700,798
Interest income
Interest income	103,198	86,079	413,159	327,448
Interest expense on funding facilities	(81,037)	(44,905)	(315,593)	(206,588)
Interest income, net	22,161	41,174	97,566	120,860
Other income	292,493	232,597	1,106,827	911,319
Total revenue, net	1,769,412	693,806	5,100,798	3,799,269
Expenses
Salaries, commissions and team member benefits	559,203	484,793	2,261,245	2,257,291
General and administrative expenses	202,463	207,651	893,154	802,865
Marketing and advertising expenses	206,281	142,823	824,042	736,676
Depreciation and amortization	29,284	26,593	112,917	110,271
Interest and amortization expense on non-funding debt	38,288	38,365	153,637	153,386
Other expenses	58,934	36,486	187,751	141,677
Total expenses	1,094,453	936,711	4,432,746	4,202,166
Income (loss) before income taxes	674,959	(242,905)	668,052	(402,897)
(Provision for) benefit from income taxes	(26,346)	10,211	(32,224)	12,817
Net income (loss)	648,613	(232,694)	635,828	(390,080)
Net (income) loss attributable to non-controlling interest	(614,742)	222,059	(606,458)	374,566
Net income (loss) attributable to Rocket Companies	$33,871	$(10,635)	$29,370	$(15,514)

Earnings (loss) per share of Class A common stock
Basic	$0.23	$(0.08)	$0.21	$(0.12)
Diluted	$0.23	$(0.09)	$0.21	$(0.15)

Weighted average shares outstanding
Basic	145,686,451	133,597,434	141,037,083	128,641,762
Diluted	145,686,451	1,987,457,044	141,037,083	1,980,523,690

Consolidated Balance Sheets
($ In Thousands)

	December 31, 2024	December 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$1,272,853	$1,108,466
Restricted cash	16,468	28,366
Mortgage loans held for sale, at fair value	9,020,176	6,542,232
Interest rate lock commitments (“IRLCs”), at fair value	103,101	132,870
Mortgage servicing rights (“MSRs”), at fair value	7,633,371	6,439,787
Notes receivable and due from affiliates	14,245	19,530
Property and equipment, net	213,848	250,856
Deferred tax asset, net	521,824	550,149
Lease right of use assets	281,770	347,696
Forward commitments, at fair value	89,332	26,614
Loans subject to repurchase right from Ginnie Mae	2,785,146	1,533,387
Goodwill and intangible assets, net	1,227,517	1,236,765
Other assets	1,330,412	1,015,022
Total assets	$24,510,063	$19,231,740
Liabilities and equity
Liabilities:
Funding facilities	$6,708,186	$3,367,383
Other financing facilities and debt:
Senior Notes, net	4,038,926	4,033,448
Early buy out facility	92,949	203,208
Accounts payable	181,713	171,350
Lease liabilities	319,296	393,882
Forward commitments, at fair value	11,209	142,988
Investor reserves	99,998	92,389
Notes payable and due to affiliates	31,280	31,006
Tax receivable agreement liability	581,183	584,695
Loans subject to repurchase right from Ginnie Mae	2,785,146	1,533,387
Other liabilities	616,797	376,294
Total liabilities	$15,466,683	$10,930,030
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	389,695	340,532
Retained earnings	312,834	284,296
Accumulated other comprehensive (loss) income	(48)	52
Non-controlling interest	8,340,879	7,676,810
Total equity	9,043,380	8,301,710
Total liabilities and equity	$24,510,063	$19,231,740

Summary Segment Results for the Three Months and Years Ended December 31, 2024 and 2023
($ in millions)
(Unaudited)

Three Months Ended December 31, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,486	$135	$1,621	$148	$1,769
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(582)	—	(582)	—	(582)
Adjusted revenue	$904	$135	$1,039	$148	$1,187
Less: Directly attributable expenses	528	58	586	141	727
Contribution margin (1)	$376	$77	$453	$7	$460

Three Months Ended December 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$484	$110	$594	$100	$694
Change in fair value of MSRs due to valuation assumptions (net of hedges)	191	—	191	—	191
Adjusted revenue	$675	$110	$784	$100	$885
Less: Directly attributable expenses	410	49	459	85	544
Contribution margin (1)	$264	$61	$325	$15	$340

Year Ended December 31, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$3,893	$670	$4,562	$538	$5,101
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(199)	—	(199)	—	(199)
Adjusted revenue	$3,693	$670	$4,363	$538	$4,902
Less: Directly attributable expenses	2,143	240	2,383	404	2,788
Contribution margin (1)	$1,550	$430	$1,980	$134	$2,114

Year Ended December 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,989	$439	$3,428	$371	$3,799
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(29)	—	(29)	—	(29)
Adjusted revenue	$2,960	$439	$3,399	$371	$3,770
Less: Directly attributable expenses	1,924	240	2,165	328	2,492
Contribution margin (1)	$1,036	$198	$1,234	$44	$1,278

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services).

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Total revenue, net	$1,769	$694	$5,101	$3,799
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	(582)	191	(199)	(29)
Adjusted revenue	$1,187	$885	$4,902	$3,770

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income (Loss) Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Rocket Companies	$34	$(11)	$29	$(16)
Net income (loss) impact from pro forma conversion of Class D common shares to Class A common shares (1)	615	(222)	608	(373)
Adjustment to the (provision for) benefit from income tax (2)	(138)	49	(131)	85
Tax-effected net income (loss) (2)	511	(183)	506	(303)
Share-based compensation expense (3)	36	35	145	177
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	(582)	191	(199)	(29)
Litigation accrual reversal (5)	(15)	—	(15)	—
Career transition program (6)	—	—	—	51
Change in Tax receivable agreement liability (7)	(4)	7	(4)	7
Tax impact of adjustments (8)	138	(57)	18	(50)
Other tax adjustments (9)	1	1	4	4
Adjusted net income (loss)	$85	$(6)	$456	$(143)

(1)    Reflects net income (loss) to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of December 31, 2024 and 2023.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the (provision for) benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the income (loss) before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the provision for (benefit from) income taxes. The effective income tax rate was 24.32% and 24.47% for the three months ended December 31, 2024 and 2023, respectively, and 24.32% and 24.40% for the years ended December 31, 2024 and 2023, respectively.

(3)    The year ended December 31, 2023 amounts exclude the impact of the career transition program.

(4)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Reflects litigation accrual reversal related to a specific legal matter recorded as an adjustment in 2021.

(6)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services and accelerated vesting of certain equity awards.

(7)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(8)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), litigation accrual reversal, career transition program and the change in Tax receivable agreement liability at the effective tax rates for each period.

(9)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Diluted weighted average Class A Common shares outstanding	145,686,451	1,987,457,044	141,037,083	1,980,523,690
Assumed pro forma conversion of Class D shares (1)	1,848,879,483	—	1,848,879,483	—
Adjusted diluted weighted average shares outstanding	1,994,565,934	1,987,457,044	1,989,916,566	1,980,523,690

Adjusted net income (loss)	$85	$(6)	$456	$(143)
Adjusted diluted earnings (loss) per share	$0.04	$0.00	$0.23	$(0.07)

(1)    Reflects the pro forma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the quarter and year ended December 31, 2023, Class D common shares were dilutive and are included in the diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income (loss)	$649	$(233)	$636	$(390)
Interest and amortization expense on non-funding debt	38	38	154	153
Provision for (benefit from) income taxes	26	(10)	32	(13)
Depreciation and amortization	29	27	113	110
Share-based compensation expense (1)	36	35	145	177
Change in fair value of MSRs due to valuation assumptions (net of hedges) (2)	(582)	191	(199)	(29)
Litigation accrual reversal (3)	(15)	—	(15)	—
Career transition program (4)	—	—	—	51
Change in Tax receivable agreement liability (5)	(4)	7	(4)	7
Adjusted EBITDA	$177	$55	$862	$67

(1)    The year ended December 31, 2023 amounts exclude the impact of the career transition program.

(2)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(3)    Reflects legal accrual reversal related to a specific legal matter recorded as an adjustment in 2021.

(4)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services and accelerated vesting of certain equity awards.

(5)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted net income (loss)” as tax-effected net income (loss) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), a litigation accrual reversal, career transition program, change in Tax receivable agreement liability and the tax effects of those and other adjustments as applicable. We define “Adjusted diluted earnings (loss) per share” as Adjusted net income (loss) divided by the adjusted diluted weighted average shares outstanding which includes diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as net income (loss) before interest and amortization expense on non-funding debt, provision for (benefit from) income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), a litigation accrual reversal, career transition program and change in Tax receivable agreement liability.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including discount rates and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude the effects of gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges and deduct certain gains that are included in calculating Total revenue, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform including mortgage, real estate and personal finance businesses: Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans.

With more than 65 million call logs each year, 10 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled homeownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 22 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035